SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for  Use  of the  Commission  Only  (as  permitted  by  Rule
      14a-6(e)(2)
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           COMMUNITY BANKSHARES, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  x   No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid


[ ]   Fee paid previously with preliminary materials


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                           COMMUNITY BANKSHARES, INC.
                              791 Broughton Street
                                 P. O. Box 2086
                        Orangeburg, South Carolina 29115


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 29, 1997


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of Community Bankshares, Inc., a South Carolina corporation (the "Company"), will be held at the main office of Sumter National Bank, 683 Bultman Drive, Sumter, South Carolina at 3:00 p.m., Sumter, South Carolina time, on Tuesday, April 29, 1997, for the following purposes:

     (1) To elect seven directors of the Company, four of whom will serve three-year terms, one of whom will serve a two-year term, and two of whom will serve one-year terms;

     (2) To vote on the 1997 Employee Stock Option Plan;

     (3) To ratify the appointment of J. W. Hunt & Company, LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only record holders of Common Stock of the Company at the close of business on March 21, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF- ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT (803) 535-1060. IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY THE RECORD OWNER OF SHARES AT ANY TIME BEFORE IT IS EXERCISED.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                            By Order of the Board of Directors



                                            William W. Traynham
                                            President

Orangeburg, South Carolina
April 1, 1997

                           Community Bankshares, Inc.
                              791 Broughton Street
                                 P. O. Box 2086
                        Orangeburg, South Carolina 29115


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 29, 1997

                -------------------------------------------------


      This Proxy Statement is furnished to shareholders of Community Bankshares, Inc., a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the main office of Sumter National Bank, 683 Bultman Drive, Sumter, South Carolina at 3:00 p.m., Sumter, South Carolina time on April 29, 1997, or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about April 1, 1997.

      The Company's principal executive offices are located at 791 Broughton Street, Orangeburg, South Carolina 29115. The Company's telephone number is
(803) 535-1060.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1996, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

      Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Community Bankshares, Inc., 791 Broughton Street, Orangeburg, South Carolina 29115, Attention: William W. Traynham, President. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

      The Company's only voting security is its no par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 21, 1997 (the "Record Date"), the Company had issued and outstanding 1,313,238 shares of Common Stock, which were held of record by approximately 1,174 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

      The presence in person or by proxy of the holders of one-third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegraph. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

      If a quorum is present, all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting, including adoption of the 1997 Employee Stock Option Plan, and ratification of appointment of J. W. Hunt & Company, LLP as accountants for the fiscal year ending December 31, 1997, will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast opposing the proposal.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, "FOR" adoption of the 1997 Employee Stock Option Plan, and "FOR" the ratification of the appointment of J. W. Hunt & Company, LLP as accountants for the fiscal year ending December 31, 1997. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              STOCKHOLDER PROPOSALS

      Any shareholder of the Company desiring to present a proposal for action at the 1998 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than December 3, 1997. Only proper proposals that are timely received will be included in the Company's Proxy Statement and Proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 1, 1997, the number and percentage of outstanding shares beneficially owned by (i) each person known by the Company to own more than 5% of the outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                                        Number of            % of
                                                                                           Shares           Common
Name and Address                          Position in the Company                    Beneficially           Stock
of 5% Shareholders                             and the Banks*                           Owned             Ownership
------------------                             --------------                        ------------         ---------
E. J. Ayers, Jr.                            Director CBI and ONB                        38,400(1)            2.9%

Alvis J. Bynum                              Director CBI and SNB                        14,500(2)            1.1%

Martha Rose C. Carson                       Director CBI and ONB                           27,700            2.1%

Anna O. Dantzler                            Director CBI and ONB                           42,500            3.2%

J. M. Guthrie                              Director CBI and ONB,                        62,200(3)            4.7%
                                           Chairman of Executive
                                              Committee of CBI

Phil P. Leventis                           Director CBI and SNB,                        17,100(4)            1.3%
                                              Chairman of SNB

William H. Nock                         Director CBI and SNB, Chief                     19,680(5)            1.5%
                                      Executive Officer and President
                                                   of SNB

Samuel F. Reid, Jr.                         Director CBI and ONB                        20,692(6)            1.6%

Hugo S. Sims, Jr.                          Director CBI and ONB,                        90,000(7)            6.8%
791 Broughton Street                     Chairman, Chief Executive
Orangeburg, S.C. 29115                         Officer of CBI

William W. Traynham                        Director CBI and ONB,                        20,100(8)            1.5%
                                              President of CBI

J. Otto Warren, Jr.                      Director CBI and ONB, Vice                     70,156(9)            5.3%
502 Sellers Ave., SE                          Chairman of CBI
Orangeburg, S.C. 29115

Michael A. Wolfe                        Director CBI and ONB, Chief                    20,350(10)            1.5%
                                           Executive Officer and
                                              President of ONB

Russell S. Wolfe, II                       Director CBI and ONB,                       29,900(11)            2.2%
                                              Chairman of ONB

All executive officers and                                                                473,278           35.5%
directors as a group (13 persons)

------------------------------------
*CBI - the Company; ONB - Orangeburg National Bank; SNB - Sumter National Bank

(1) Includes 200 shares owned by Nancy R. Ayers, Mr. Ayers' wife; 1,300 shares owned by an IRA for the benefit of Nancy R. Ayers; and 1,300 shares held by Mr. Ayers in an IRA.
(2) Includes 2,500 shares owned by Marjorie F. Bynum, Mr. Bynums' wife; and 4,500 shares held by Mr. Bynum as trustee for his grandnephews.
(3)  Includes 1,000 shares owned by Lou D. Guthrie, Mr. Guthrie's wife.
(4) Includes 1,060 shares held by Ellen L. Leventis, Mr. Leventis' wife; 10,000 shares owned by the Dixie Beverage Co. of Sumter Profit Sharing Plan; and 5,000 shares owned by LPT Enterprises, a limited partnership.

(5) Includes 600 shares owned by the Nock Family Trust; 130 shares owned by an IRA for the benefit of Linda H. Nock, Mr. Nock's wife; 17,500 shares held by Alex Brown & Sons, for benefit of Mr. Nock; and 1,250 shares held by Alex Brown & Son.
(6) Includes 6,692 shares held by Mr. Reid as trustee for his minor children; and 8,000 shares owned by Rosa G. Reid, Mr. Reid's wife.
(7)  Includes 25,000 shares owned by Virginia B. Sims, Mr. Sims' wife.
(8) Includes 9,100 shares owned jointly with Margaret S. Traynham, Mr. Traynham's wife; 900 shares owned jointly with minor children; and 10,000 shares subject to currently exercisable nonqualified stock options.
(9)  Includes 20,460 shares owned by Mildred J. Warren, Mr. Warren's wife.
(10) Includes 850 shares owned by Joye McGrady Wolfe as custodian for minor children; and 10,000 shares subject to currently exercisable nonqualified stock options.
(11) Includes 2,500 shares owned by Mary F. Wolfe, Mr. Wolfe's wife.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors consisting of not less than nine nor more than twenty-four directors divided into three classes each serving three-year staggered terms. The number of directors is currently fixed by the Board at thirteen. After the opening of Sumter National Bank in 1996, the Board of Directors of the Company expanded the number of directors from ten to thirteen and elected three members of the Sumter National Bank Board of Directors, Alvis J. Bynum, Phil P. Leventis and William H. Nock to the Company's Board of Directors. Each of Messrs. Bynum, Leventis and Nock is a nominee for election to the Company's Board of Directors at the Annual Meeting. In order to keep the classes of the Board as nearly equal in number as possible, one of each of these nominees will be placed in each class. Accordingly, Mr. Bynum has been nominated to serve until the Annual Meeting in 2000, Mr. Leventis has been nominated to serve until the Annual Meeting in 1999, and Mr. Nock has been nominated to serve until the Annual Meeting in 1998. Three of the directors of the Company whose three-year terms expire at the Annual Meeting, E. J. Ayers, Jr., Hugo S. Sims, Jr. and J. Otto Warren, Jr. have also been nominated for re-election to serve for three-year terms. The remaining director of the Company whose three-year term expires at the Annual Meeting, William W. Traynham, has agreed to be nominated for re-election to serve for only a one-year term in order to make the size of the class of 1998 as nearly equal to the classes of 1999 and 2000 as possible. All directors serve until their successors are elected and qualified to serve. All of the nominees are presently directors of the Company and have served continuously since first becoming directors.

     Should any of the above become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person or persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any of the proposed directors will be unable or unwilling to serve if elected.

                                   MANAGEMENT

     The table below sets forth the age, business experience for the past five years, and term in office for each of the directors and executive officers of the Company. Each of the directors of the Company, except Messrs. Bynum, Leventis and Nock, is also a director of Orangeburg National Bank. Messrs. Bynum, Leventis and Nock are also directors of Sumter National Bank.


                                  Director                 Business experience
Name, Address (and age)            Since                during the past 5 years
-----------------------           --------              -----------------------

                                     Nominees for Election to Serve Until 2000

E. J. Ayers, Jr. (64)                1987*              President, C. M. Dukes Oil Co., oil distributor
Orangeburg, S.C.                                        and auto parts supplier; farmer

Alvis J. Bynum (59)                  1996               President, Cities Supply Co., Inc., waterwork supplies
Sumter, S.C.                                            distributor

Hugo S. Sims, Jr. (75)               1987*              Chairman of the Board of Directors and Chief
Orangeburg, S.C.                                         Executive Officer of the Company

J. Otto Warren, Jr. (69)             1987*              President, Warren and Griffin Lumber Co., Inc.
Orangeburg, S.C.                                        and Home Builder's Supply Co., Inc., builder's
                                                        supply and lumber manufacturer
                                     Nominees for Election to Serve Until 1998

William H. Nock (51)                1996                President and Chief Executive Officer, Sumter
Sumter, S.C.                                            National Bank since June 1996; Senior Vice President,
                                                        Finance, Carolina First Bank, April, 1995 -July, 1995;
                                                        President and Chief Executive Officer, Aiken County
                                                        National Bank, 1992 - April, 1995

William W. Traynham (41)             1992*              President of the Company
Orangeburg, S.C.

                                   Current Directors Whose Terms Expire in 1998

Anna O. Dantzler (57)                1994*              Retired since 1989; former customer service
Orangeburg, S.C.                                        representative for Orangeburg National Bank

Samuel F. Reid, Jr. (48)             1994*              Attorney, Horger, Barnwell & Reid
Orangeburg, S.C.

                                     Nominee for Election to Serve Until 1999

Phil P. Leventis (51)                1996               President and Chief Executive Officer, Dixie
Sumter, S.C.                                            Beverage Company, wholesale beer distributor; member of
                                                        the South Carolina State Senate; Chairman of the Board of
                                                        Directors of Sumter National Bank since June 1996.
                                   Current Directors Whose Terms Expire in 1999

Martha Rose C. Carson (61)           1987*              President, Marty Rae, Inc., apparel and
Orangeburg, S.C.                                        furniture retailers

J. M. Guthrie (69)                   1987*              President, Superior Motors, Inc., car dealership
Orangeburg, S.C.

Michael A. Wolfe (39)                1992*              President of Orangeburg National Bank; Chief
Orangeburg, S.C.                                        Executive Officer since June 1996

Russell S. Wolfe, II (78)            1987*              Secretary, Lenaire F. Wolfe Co., heating and air
Orangeburg, S.C.                                        conditioning; Chairman of the Board of Directors of
                                                        Orangeburg National Bank since June 1996

--------------------
* Includes service as Director of Orangeburg National Bank prior to formation of the Company.

     There are no family relationships among any of the directors and executive officers of the Company.

Meetings of the Board of Directors and Committees

     The Board of Directors of the Company held 16 meetings during 1996. Each director attended at least 75% of the total number of meetings of the Board of Directors held during the period for which he served as director with the exception of Mr. Warren, who attended 11 of the 16 meetings. The Board of Directors established committees in December 1996, but the committees did not meet in December.

     The Company has an Audit Committee consisting of J. Otto Warren, Jr., Martha Rose C. Carson, E. J. Ayers, Jr. (chairman), Alvis J. Bynum, and Samuel
F. Reid, Jr. The Audit Committee oversees the internal and external audit function. It is composed entirely of non-employee directors.

     The Company has an Executive Committee consisting of Hugo S. Sims, Jr., William W. Traynham, J. M. Guthrie (chairman), E. J. Ayers, Jr., Russell S. Wolfe, II, and Phil P. Leventis. The Executive Committee oversees all matters necessary between board meetings.

     The Company has a Personnel Committee consisting of Hugo S. Sims, Jr., William W. Traynham, J. M. Guthrie, Samuel F. Reid, Jr. (chairman), and Anna O. Dantzler. The Personnel Committee oversees personnel and compensation related matters.

Nomination of Directors

     The Company's Articles of Incorporation provide that no person shall be eligible to be elected a director at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at the meeting by giving written notice of such nomination to the Secretary of the Company at least 30 days prior to the date of the meeting.

     The Board of Directors acts as a nominating committee and will consider recommendations by shareholders of persons to be included as management nominees for directors if the following procedures are met. Recommendations shall be in writing and be delivered or mailed to the president of the company not less than 30 days or more than 50 days prior to any meeting of shareholders called for the election of directors. Such recommendations shall contain the following information to the extent known by the shareholder making the recommendation:
(1) the name and address of each proposed nominee; (2) the principal occupation of each proposed nominee; (3) the total number of shares that will be voted for each proposed nominee; (4) the name and residence address of the share holder making the recommendation; and (5) the number of shares owned by the shareholder making the recommendation.

                             MANAGEMENT COMPENSATION

Executive Officer Compensation

     The following table summarizes for the years ended December 31, 1996, 1995 and 1994 the executive compensation paid to the Chairman and Chief Executive Officer of the Company and to executive officers of the Company or its subsidiaries that received compensation greater than $100,000 in 1996.

                                            Summary Compensation Table
                                                                                              Annual
                                                                                           Compensation
                                                                            Year              Salary
                                                                            ----              ------

Hugo S. Sims, Jr.                                                           1996             $40,939
Chairman and Chief Executive Officer of the Company(1)                      1995             $33,939
                                                                            1994             $30,000

William W. Traynham                                                         1996            $104,014
President of the Company                                                    1995             $93,388
                                                                            1994             $82,698

Michael A. Wolfe                                                            1996            $104,583
President of Orangeburg National Bank                                       1995             $93,856
                                                                            1994             $83,059

------------------

(1) Mr. Sims was appointed Chief Executive Officer in March 1992. He functions in this capacity on a part time basis.

     The Company does not have employment contracts with any of its executive officers. The Company does not presently pay bonuses to its executive officers and offers no perquisites to its executive officers that are not available to all employees.

     The following table sets forth information about stock options held at December 31, 1996 by the executive officers listed in the Summary Compensation Table.

                                 Aggregated Option Exercises in 1996 and 1996 Year End Option Values

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-the-Money
                                Shares Acquired     Value               Options 12/31/96                Options 12/31/96
Name                              on Exercise     Realized       Exercisable    Unexercisable    Exercisable*      Unexercisable
----                            ---------------   --------       -----------    -------------    ------------      -------------
William W. Traynham                    -              -               10,000          0              $ 44,000            0
Michael A. Wolfe                       -              -               10,000          0                44,000            0

*The fair value of the stock has been estimated at $12.25 per share, which was the closing price of the stock on December 31, 1996. The exercise price of the options is $7.80 per share and they expire in 2000.

Director Compensation

     The Company pays directors who are not employees of the Company or its subsidiaries $200 per month for service as directors. In addition, Orangeburg National Bank pays monthly fees of $600 to its non-employee directors. Director fees paid by the Company in 1996 totalled $21,600 and director fees paid by Orangeburg National Bank in 1996 totalled $50,400.

Employee Benefit Plans

     401(K) Plan

     Effective January 1, 1990, Orangeburg National Bank established a defined contribution plan pursuant to Internal Revenue Code Section 401(k). The Plan was assumed by the Company upon acquisition of Orangeburg National

Bank. All employees who have completed 1,000 hours of service during a twelve-month period and have attained age 18 will participate as of the January 1 or July 1 closest to the date on which the employee meets the eligibility requirements.

     A participant may elect to make tax deferred contributions up to a maximum of 10% of eligible compensation. The Company will make a matching contribution on behalf of each participant in the amount of 100% of the deferral, not exceeding 3% of the participant's compensation. The Company may also make elective contributions determined at the discretion of the Board of Directors. The Company's contributions for the years ended December 31, 1996 and 1995, were $90,348 and $68,975, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Orangeburg National Bank has loan and deposit relationships with some of the directors of the Company and Orangeburg National Bank and with companies with which the directors are associated as well as members of the immediate families of the directors ("Affiliated Persons"). (The term `members of the immediate families' for purposes of this paragraph includes each person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) The total loans outstanding to these parties at December 31, 1996, were $2,606,183. Loans to Affiliated Persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made involve more than the normal risk of collectibility or present other unfavorable features.

     The law firm of Horger, Barnwell and Reid, in which Samuel F. Reid, a director of the Company, is a partner, provided legal services to the Company in 1996, and such firm is continuing to provide legal services to the Company in 1997.

     In 1996, Martha Rose C. Carson, a director of the Company provided interior decorating services to Sumter National Bank and Orangeburg National Bank. The fees for such services totaled $78,214. Of this amount, $64,731 related to decorating and furnishing Sumter National Bank. In the opinion of the Company, these fees were reasonable in relation to the services provided.

     During the year ended December 31, 1996, Orangeburg National Bank had outstanding a loan to Edisto Aquatic, a partnership in which two of the five partners are sons of Hugo S. Sims, Jr., Chairman of the Board and Chief Executive Officer of the Company. The original principal amount of the loan was $349,951 at a floating interest rate equal to prime. The loan was made in June 1990 and was initially unsecured, but was subsequently secured with several pieces of real estate. The loan matured in 1993 and was renewed until October 1996. In January 1995, this loan was placed on nonaccrual status and has been turned over to attorneys for collection. The balance of the loan at December 31, 1996, was $108,152. Management expects that liquidation of the collateral will cover the outstanding loan balance.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                                   COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to the Company, it appears that all such reports for these persons were filed in a timely fashion during 1996.

                   ADOPTION OF 1997 EMPLOYEE STOCK OPTION PLAN

     The Board of Directors is also seeking approval of the shareholders of the 1997 Employee Stock Option Plan. A copy of the proposed 1997 Employee Stock Option Plan is included herewith as Exhibit A and incorporated herein by reference. The following is a summary of the 1997 Employee Stock Option Plan and is qualified in its entirety by reference thereto.

     On March 17, 1997, subject to shareholder approval, the Board of Directors of the Company adopted the 1997 Employee Stock Option Plan, which reserves 53,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1997 Employee Stock Option Plan. Of the 53,000 shares reserved for issuance under the plan, 15,000 shares are reserved for issuance pursuant to exercise of non-qualified stock options and the remainder are reserved for issuance upon the exercise of "incentive stock options" within the meaning of the Internal Revenue Code. Options may be granted pursuant to the 1997 Employee Stock Option Plan to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant. At December 31, 1996, the Company had 54 full time employees. All incentive stock options must have an exercise price not less than the fair market value of the Common Stock at the date grant, as determined by the Board of Directors. Non-qualified options will have such exercise prices as may be determined by the Board of Directors at the time of grant, and such exercise prices may be less than fair market value. The Board of Directors may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. The Board of Directors also selects the employees to receive grants under the 1997 Employee Stock Option Plan and determines the number of shares covered by options granted under the 1997 Employee Stock Option Plan. No options may be exercised after ten years from the date of grant, options may not be transferred except by will or the laws of descent and distribution, and options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability. The 1997 Employee Stock Option Plan will terminate on March 16, 2007, and no options will be granted thereunder after that date. Neither the Company nor the recipient of incentive stock options will have federal income tax consequences from the issuance or exercise of the options. Recipients of nonqualified options will recognize, as ordinary income, the difference between the fair market value of the optioned shares on the date of exercise and the exercise price for federal income tax purposes and the Company will be able to expense a like amount. Because of the discretion given to the Board of Directors in selecting the employees to whom grants of options will be made and the number of options granted the benefits or amounts any individual might receive under the 1997 Employee Stock Option Plan are not presently determinable.

     The Board of Directors has adopted the 1997 Employee Stock Option Plan because the Board of Directors believes that stock options provide an inexpensive way to reward and provide incentives to key employees. Since incentive stock options issued under the plan are only valuable to the recipient if the value of the stock rises, the future benefit to the recipient is linked to benefit to the shareholders. Although non-qualified options can be issued for less than fair market value, the Board of Directors does not expect to use that feature except in unusual circumstances such as the recruitment of a key employee.

     The Board of Directors believes that adoption of the 1997 Employee Stock Option Plan is in the best interest of the shareholders and recommends a vote FOR the 1997 Employee Stock Option Plan.

                             INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed J. W. Hunt & Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 1997, subject to ratification by the shareholders. A representative of J. W. Hunt & Company, LLP is expected to be present at the 1997 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires, and will respond to appropriate questions from shareholders.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

         The Company prepares an integrated Annual Report to the Shareholders that includes all the information and disclosures required by generally accepted accounting principles. Information required by Form 10-KSB is included in the integrated Annual Report. The Annual Report to Shareholders is enclosed herewith. Copies of exhibits to the Form 10-KSB will be provided upon written request therefor to William W. Traynham, President, Community Bankshares, Inc., Post Office Box 2086, Orangeburg, South Carolina 29116. A charge of 20 cents per page will be made for any such copies.

                                 OTHER BUSINESS

         The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    William W. Traynham
                                    President
Orangeburg, South Carolina
April 1, 1997

                                   EXHIBIT A

                           COMMUNITY BANKSHARES, INC.

                             1997 STOCK OPTION PLAN

SECTION I - PURPOSE OF THE PLAN

         The purpose of this Plan is to provide Community Bankshares, Inc. (the "Company"), and its subsidiaries with an effective means of attracting, retaining and motivating officers and other employees to encourage them to invest in common stock, no par value, of the Company ("Common Stock"), thereby increasing their proprietary interest in the Company's success. Subject to the limitations set forth below, the Plan provides for the granting of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"), and nonstatutory stock options to eligible employees.

SECTION II - ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan, the Board shall have full authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted, and the number of shares to be subject to each option, and the terms of each option. Subject to the express provisions of the Plan, the Board shall also have full authority (a) to interpret the Plan, (b) to prescribe, amend and rescind rules and regulations relating to the Plan, (c) to determine the terms and provisions of the respective options, which terms and provisions need not be the same in each case, and including such terms and provisions as shall be requisite in the judgment of the Board to provide for stock options which qualify as "incentive stock options" under Section 422A of the Code as the same is and shall be amended from time to time, including any amendment which supersedes Section 422A, and (d) to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Board on matters referred to in this Section shall be conclusive. The Board may, from time to time, appoint a committee constituted of not less than two Directors who are not currently officers or employees of the Company or any of its subsidiaries and who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule, and may delegate to such committee full power and authority to do and perform all acts and things required or permitted to be taken or done by the Board herein, and all responsibilities and duties placed upon the Board herein. Actions of such committee shall be by majority vote and any action by majority vote of the committee, either with or without a meeting, shall be binding on the committee.

SECTION III - ELIGIBILITY

         The employees eligible to participate in the Plan shall consist of full-time officers and other full-time employees of the Company and its subsidiaries, whether or not such employees are directors of the Company, as determined by the Board. Subject to the limitations of the Plan, the Board shall, after consultation with and consideration of the recommendation of management, select the employees to participate.

SECTION IV - SHARES SUBJECT TO THE PLAN

         A total of fifty-three thousand (53,000) shares of the no par value common stock of the Company shall be subject to the Plan. Such total number of shares is subject to adjustment pursuant to Section XI hereof. Of such shares, 38,000 shall be reserved for issuance pursuant to exercise of incentive stock options within the meaning of the Internal Revenue Code and 15,000 shall be reserved for issuance pursuant to exercise of non-qualified stock options. Should any option expire or terminate without being fully exercised, the unpurchased shares subject thereto may again be optioned pursuant to the provisions hereof. Such shares may be either authorized but unissued shares, or treasury shares, at the discretion of the Board.

SECTION V - OPTION PRICE

         The purchase price of the common stock subject to option shall be determined by the Board, provided, however, that the purchase price of common stock subject to incentive stock options shall not be less than 100% of the fair market value of the common stock, as determined by the Board at the time of the grant of the option; and, further, provided, that in the case of an incentive stock option granted to any person then owning more than 10% of the voting power of all classes of the Company's stock, the purchase price per share of the stock subject to option shall be not less than 110% of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid. The purchase price of shares purchased upon the exercise of the option is to be paid in full in cash as at the time of election to exercise the option.

SECTION VI - TERMS OF OPTION AND TERMS OF EXERCISE

         Each option shall be exercisable pursuant to the terms of this paragraph at any time and from time to time during the period commencing one year from the date of the original grant of the option and ending not more than ten years from the date of the grant.

         The term of the option, once it is granted, may be reduced only on account of termination of employment or death of the optionee as provided in
Section VIII and Section IX. At any time and from time to time when any option or portion thereof is exercisable, the same may be exercised in whole or in part. Except as provided in Section VIII and Section IX hereof, no option shall be exercisable unless, at the time of the exercise, the holder thereof is then, and has been continuously since such option was granted, an employee of the Company. Leave of absence from employment by the Company when granted by the Company because of temporary illness or disability, or to permit service with the armed forces, or for any other reason, to the extent permitted under the Code and applicable regulations, shall not be considered as interruption or termination of employment for any purpose under the Plan.

         The Optionee shall also be subject to the following:

         A. With respect to an Incentive Stock Option granted under this Plan, the aggregate fair market value of shares of Common Stock subject to such Incentive Stock Option and the aggregate fair market value of shares of Common Stock or stock of any affiliate (or a predecessor of the Company or an affiliate) subject to any other incentive stock option (within the meaning of
Section 422A of the Code) of the Company and its affiliates (or a predecessor corporation of any such corporation), to the extent such options become first exercisable in any calendar year, may not (with respect to any holder) exceed $100,000, determined as of the date the Incentive Stock Option is granted.

         B. Any options granted by the Board which are in excess of the fair market value limitations set forth in Paragraph (A) of this subsection shall be deemed "non-statutory" or "non-qualified" and shall not be incentive stock options granted hereunder.

         Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion: (i) grant non-qualified options to any eligible employee; and (ii) grant non-qualified options for up to 15,000 shares of Common Stock to one or more key employees with exercise prices and/or terms which do not conform to the requirements of Section V and VI hereof. Non-qualified options granted by the Board or deemed such by reason of this subparagraph shall be so designated in the Stock Option Agreement entered into between the Company and the optionee.

         C. The right to exercise any option granted hereunder shall be forfeited in the event the optionee shall be dismissed or resign as the consequence of the commission of a crime involving moral turpitude.

SECTION VII - EXERCISE OF OPTIONS

         The options granted hereunder shall be exercisable only upon delivery to the Company at its main office of a written notice: (1) stating the optionee's election to exercise, (2) specifying the number of shares to be purchased and (3) enclosing payment for the shares purchased in full in cash. As promptly as practicable thereafter, a certificate or certificates for the number of shares to which the notice refers shall be issued, provided, however, that the time of such delivery may be postponed by the Company for such period as may be required by the Company with reasonable diligence to comply with applicable listing requirements of any securities exchange or to comply with applicable state or federal law. In no case may a fraction of a share be purchased or issued under the Plan.

         An employee shall not, by reason of the Plan and the granting to him of any option hereunder, have or thereby acquire any rights of a shareholder of the Company with respect to the shares covered by such option unless and until his ownership shall have been recorded on the stock record books of the Company and a certificate for such shares shall have been issued and delivered to him.

SECTION VIII - TERMINATION OF EMPLOYMENT

         If the employment by the Company or any of its subsidiaries of any employee to whom an option has been granted is terminated because of his retirement, or for disability with the approval of the Company or any of its subsidiaries, or for any other reason except death, the employee shall have the right at any time within three (3) months thereafter (but in any event no later than the date of the expiration period) to exercise his option with respect to the number of shares which were immediately purchasable by him at the time of termination of employment, and his right to purchase any remaining shares shall terminate forthwith. In the event employment is terminated due to disability as defined under Section 105(d)(4) of the Internal Revenue Code, the employee shall have the right at any time within one year thereafter (but in any event no later than the date of the expiration of the option period) to exercise such option.

SECTION IX - DEATH OF HOLDER OF OPTION

         In the event of the death of an employee to whom an option has been granted while he is in the employ of the Company or any of its subsidiaries, any option or unexercised portion thereof granted to him shall be exercisable at any time prior to the expiration of one year after the date of such death (but in any event no later than the date of the expiration of the option period), but only by the estate of the decedent or by the person or persons to whom such deceased employee's rights under the option shall pass by the deceased employee's will or by the laws of descent and distribution of the state of his domicile at the time of his death, and then only if and to the extent that such deceased employee was entitled to exercise the option at the date of his death. The estate of the decedent or the person or persons so exercising such option after the deceased employee's death shall, simultaneously with the delivery of notice to exercise and the payment for the shares purchased, deliver to the Company such proof of the right of such estate or such person or persons to exercise the option as may reasonably be required by the Board and counsel.

SECTION X - OPTIONS NOT TRANSFERABLE

         Options granted under the Plan shall not be transferable otherwise than by will or by the laws descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the employee to whom the option is granted.

SECTION XI - ADJUSTMENT OF SHARES

         In the event of stock dividends, stock splits, recapitalization, combination or exchange of shares, merger, consolidation, reorganization, liquidation and the like, the number of shares subject to the Plan, and the number of shares, the option price, and the exercise date thereof subject to any option, shall be appropriately adjusted by the Board, whose determination shall be conclusive.

SECTION XII - LISTING AND REGISTRATION OF SHARES

         It is contemplated that the issuance and sale of shares under the Plan will be exempt from registration under the state and federal Securities Acts. If the Board shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of the Office of the Comptroller of the Currency or of any other governmental regulating body, is necessary or desirable as a condition, or in connection with, the sale or purchase of shares subject to the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

SECTION XIII - AMENDMENT, SUSPENSION AND TERMINATION

         The Board may at any time amend, suspend or terminate the Plan, provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan to: (a) increase the maximum number of shares as to which options may be granted, (b) change the class of employees to whom options may be granted. The Board may not modify, impair, or cancel any existing option without the consent of the holder thereof. This Plan will terminate automatically at the close of business on March 16, 2007 unless terminated prior thereto as hereinabove provided. Termination of the Plan shall not affect any unexercised option granted prior to termination of the Plan.